FORTY-EIGHTH AMENDMENT TO THE
EA SERIES TRUST
FUND ACCOUNTING SERVICING AGREEMENT

    This Forty-Eighth Amendment effective as of the last date in the signature block (the “Effective Date”) to the Fund Accounting Servicing Agreement, dated as of October 8, 2014, as amended (the “Agreement”), is entered into by and between EA Series Trust (f/k/a Alpha Architect ETF Trust), a Delaware statutory trust (the “Trust”) and U.S. Bancorp Fund Services, LLC, Wisconsin limited liability company (“USBFS”).

RECITALS

    WHEREAS, the parties have entered into the Agreement;

WHEREAS, the parties desire to amend Exhibit A of the Agreement to:

Reflect the following fund name changes:
•Cambria Global EW ETF (f/k/a Cambria Global Equal Weight ETF)
•Cloverpoint Core Alpha Power Evolution ETF (f/k/a Cloverpoint Core Alpha Energy Transition ETF)

    Add the following funds:
•Burney U.S. Equity Select ETF
•City Different Investments SMID Cap Core Equity ETF
•Arin Tactical Tail Risk ETF
•City Different Investments Global Equity ETF

WHEREAS, Section 15 of the Agreement allows for its amendment by a written instrument executed by both parties.

    NOW, THEREFORE, the parties agree to amend the Agreement as follows:

•Exhibit A is hereby superseded and replaced in its entirety with Exhibit A attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

SIGNATURES ON NEXT PAGE

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the Effective Date.

EA SERIES TRUST                    U.S. BANCORP FUND SERVICES, LLC

By:    /s/ Sean Hegarty                By:    /s/ Gregory Farley
Name:    Sean Hegarty                    Name:    Gregory Farley
Title:    Treasurer                    Title: Senior Vice President
Date:    July 24, 2025                    Date:    July 24, 2025

Exhibit A to the EA Series Trust
Fund Accounting Servicing Agreement
Separate Series of EA Series Trust

Name of Series
Alpha Architect U.S. Quantitative Value ETF
Alpha Architect International Quantitative Value ETF
Alpha Architect U.S. Quantitative Momentum ETF
Alpha Architect International Quantitative Momentum ETF
Alpha Architect Global Factor Equity ETF
Freedom 100 Emerging Markets ETF
Gadsden Dynamic Multi-Asset ETF
Freedom Day Dividend ETF
Sparkline Intangible Value ETF
Discipline Fund ETF
Guru Favorite Stocks ETF
Relative Sentiment Tactical Allocation ETF
Argent Mid Cap ETF
AOT Growth and Innovation ETF
Strive U.S. Energy ETF
EA Bridgeway Blue Chip ETF
Strive 500 ETF
Burney U.S. Factor Rotation ETF
Altrius Global Dividend ETF
Strive U.S. Semiconductor ETF
Strive Emerging Markets Ex-China ETF
Alpha Architect High Inflation and Deflation ETF
Alpha Architect Tail Risk ETF
Alpha Architect 1-3 Month Box ETF
Strive 1000 Growth ETF
Strive 1000 Value ETF
Strive Small-Cap ETF
Strive 1000 Dividend Growth ETF
Strive Natural Resources and Security ETF
EA Bridgeway Omni Small-Cap Value ETF
Strive International Developed Markets ETF
MKAM ETF
Morgan Dempsey Large Cap Value ETF
Bridges Capital Tactical ETF
Euclidean Fundamental Value ETF
Strive Enhanced Income Short Maturity ETF
Strive Total Return Bond ETF
Astoria US Equal Weight Quality Kings ETF
Bushido Capital US Equity ETF
WHITEWOLF Commercial Real Estate Finance Income ETF
WHITEWOLF Publicly Listed Private Equity ETF
MarketDesk Focuses U.S. Dividend ETF
TBG Dividend Focus ETF
ARK 21Shares Active Bitcoin Futures Strategy ETF
ARK 21Shares Active Ethereum Futures Strategy ETF

ARK 21Shares Active Bitcoin Ethereum Strategy ETF
ARK 21Shares Blockchain and Digital Economy Innovation ETF
ARK 21Shares Active On-Chain Bitcoin Strategy ETF
CCM Global Equity ETF
Honeytree U.S. Equity ETF
Alpha Blue Capital US Small-Mid Cap Dynamic ETF
Keating Active ETF
Strive Mid-Cap ETF
Draco Evolution AI ETF
StockSnips AI-Powered Sentiment US All Cap ETF
Intelligent Livermore ETF
Research Affiliates Deletions ETF
Sparkline International Intangible Value ETF
Astoria International Quality Growth Kings ETF
Astoria US Quality Growth Kings ETF
Coastal Compass 100 ETF
Stance Sustainable Beta ETF
Sparkline Emerging Markets Intangible Value ETF
Sparkline US Small Cap Intangible Value ETF
Intelligent Omaha ETF
Intelligent Equal Select ETF
Intelligent Tech Focus ETF
Intelligent Small Cap Select ETF
Alpha Architect International Equity ETF
Alpha Architect 1-3 Year Box ETF
Alpha Architect Intermediate-Term Treasury Bond ETF
Alpha Architect Long-Term Treasury Bond ETF
Alpha Architect Aggregate Bond ETF
Alpha Architect Inflation-Protected Securities ETF
Alpha Architect Real Estate ETF
Alpha Architect US Equity ETF
MRBL Enhanced Equity ETF
JLens 500 Jewish Advocacy U.S. ETF
Cambria Global Shareholder Yield ETF
Cambria Endowment Style ETF
Cambria Tax Aware ETF
Efficient Market Portfolio Plus ETF
Efficient Market Portfolio Long ETF
Militia Long/Short Equity ETF
Matrix Advisors Value ETF
Sarmaya Thematic ETF
Argent Focused Small Cap ETF
Argent Large Cap ETF
Bastion Energy ETF
Cambria Global EW ETF
MarketDesk Focused U.S. Momentum ETF
MC Trio Equity Buffered ETF
RockCreek Global Equality ETF
Yoke Core ETF
Bushido Capital US SMID Cap Equity ETF

Astoria Dynamic Core US Fixed Income ETF
Astoria US Enhanced Core Equity ETF
Astoria US Small Cap Quality Growth Kings ETF
Rainwater Equity ETF
Suncoast Select Growth ETF
Amplius Aggressive Asset Allocation ETF
Dakota Active Equity ETF
ARS Focused Opportunities Strategy ETF
ARS Core Equity Portfolio ETF
Cambria U.S. Equal Weight ETF
Castellan Targeted Equity ETF
Castellan Targeted Income ETF
Cloverpoint Core Alpha Power Evolution ETF
Cloverpoint Core Alpha Global ETF
Cloverpoint Core Alpha International ETF
Cloverpoint Core Alpha US ETF
Concourse Capital Focused Equity ETF
RACWI US ETF
Towle Value ETF
Burney U.S. Equity Select ETF
City Different Investments SMID Cap Core Equity ETF
Arin Tactical Tail Risk ETF
City Different Investments Global Equity ETF